Exhibit 99.1
Avantor® Reports First Quarter 2024 Results

•Net sales of $1.68 billion, decrease of 5.6%; organic decline of 6.3%
•Net income of $60 million; Adjusted EBITDA of $283 million
•Diluted GAAP EPS of $0.09; adjusted EPS of $0.22
•Operating cash flow of $142 million; free cash flow of $107 million
RADNOR, Pa. – April 26, 2024 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technology industries, today reported financial results for its first fiscal quarter ended March 31, 2024.
“The year is off to a good start as first quarter organic revenue growth was in line with our guidance and disciplined execution drove outperformance on margins and profitability. We are encouraged by the relative stability of our end markets, the impact of our commercial intensity on customer wins and contract renewals, and the sequential improvement in our bioprocessing orders,” said Michael Stubblefield, President and Chief Executive Officer.
“We made significant progress in implementing our new operating model and accelerating our multi-year cost transformation initiative, unlocking efficiencies and strengthening alignment with customer needs. We are reaffirming fiscal year 2024 guidance and remain focused on executing our long-term growth strategy,” Stubblefield concluded.
First Quarter 2024
For the three months ended March 31, 2024, net sales were $1.68 billion, a decrease of 5.6% compared to the first quarter of 2023. Foreign currency translation had a favorable impact of 0.7%, resulting in sales decline of 6.3% on an organic basis.
Net income decreased to $60.4 million from $121.5 million in the first quarter of 2023, and adjusted net income was $150.6 million as compared to $195.4 million in the comparable prior period. Net Income margin was 3.6%. Adjusted EBITDA was $283.0 million and Adjusted EBITDA margin was 16.8%. Adjusted Operating Income was $258.4M and Adjusted Operating Income margin was 15.4%.

Diluted earnings per share on a GAAP basis was $0.09, while adjusted EPS was $0.22.
Operating cash flow was $141.6 million, while free cash flow was $106.9 million. Adjusted net leverage was 4.0x as of March 31, 2024.
First Quarter 2024 – Segment Results
Laboratory Solutions
•Net sales were $1,157 million, a reported decrease of 3.8%, as compared to $1,203 million in the first quarter of 2023. Sales declined 4.5% on an organic basis.
•Adjusted Operating Income was $148 million as compared to $172 million in the comparable prior period. Adjusted Operating Income margin was 12.8%.

Bioscience Production
•Net sales were $523 million, a reported decrease of 9.5%, as compared to $577 million in the first quarter of 2023. Sales declined 10.0% on an organic basis.
•Adjusted Operating Income was $127 million, as compared to $168 million in the comparable prior period. Adjusted Operating Income margin was 24.3%.
Adjusted Operating Income is our segment reporting profitability measure under generally accepted accounting principles and is used by management to measure and evaluate the performance of our Company’s business segments.
Conference Call
We will host a conference call to discuss our results today, April 26, 2024, at 8:00 a.m. Eastern Time. The live webcast and presentation as well as a replay will be available on the investor section of Avantor's website.
About Avantor
Avantor®, a Fortune 500 company, is a leading life science tools company and global provider of mission-critical products and services to the life sciences and advanced technology industries. We work side-by-side with customers at every step of the scientific journey to enable breakthroughs in medicine, healthcare, and technology. Our portfolio is used in virtually every stage of the most important research, development and production activities at more than 300,000 customer locations in 180 countries. For more information, visit www.avantorsciences.com and find us on LinkedIn, X (Twitter) and Facebook.
Use of Non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one single financial measure or communication.
The non-GAAP financial measures used in this press release are sales growth (decline) on an organic basis, Adjusted Operating Income, Adjusted Operating Income margin, Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income, adjusted EPS, adjusted net leverage and free cash flow.
•Sales growth (decline) on an organic basis eliminates from our reported net sales growth (decline) the impacts of revenues from any acquired businesses that have been owned for less than one year and changes in foreign currency exchange rates. We believe that this measure is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measure is used by our management for the same reason.
•Adjusted Operating Income is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) losses on extinguishment of debt, (v) charges associated with the impairment of certain assets, (vi) and certain other adjustments. Adjusted Operating Income margin is Adjusted Operating Income divided by net sales as determined under GAAP. We believe that these measures are useful to investors as ways to analyze the underlying trends in our business consistently across the periods presented. These measures are used by our management for the same reason. Additionally, Adjusted Operating Income is our segment reporting profitability measure under GAAP.
•Adjusted EBITDA is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) depreciation expense, (v) losses on extinguishment of debt, (vi) charges associated with the impairment of certain assets, (vii) and certain other adjustments. Adjusted EBITDA margin is Adjusted EBITDA divided by net sales as determined under GAAP. We believe that these measures are useful to investors as ways to analyze the underlying trends in our business consistently across the periods presented. These measures are used by our management for the same reason.
•Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) net foreign currency remeasurement gains or losses relating to financing activities, (iii) losses on extinguishment of debt, (iv) charges associated with the impairment of certain assets, (v) and certain other adjustments. From this amount, we then add or subtract an assumed incremental income tax impact on the above noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measure is useful to investors as a way to analyze the business consistently across the periods presented. This measure is used by our management for the same reason.
•Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count adjusted for anti-dilutive instruments. We believe that this measure is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measure is used by our management for the same reason.
•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions as if those acquisitions had occurred on the first day of the trailing 12-month period). We believe that this measure is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measure is used by our management for the same reason.
•Free cash flow is equal to our cash flow from operating activities, plus acquisition-related costs paid in the period, less capital expenditures. We believe that this measure is useful to investors as it provides a view on the Company’s ability to generate cash for use in financing or investment activities. This measure is used by our management for the same reason.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “assumption,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “long-term,” “near-term,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “projection,” “prospects,” “seek,” “target,” “trend,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in our periodic filings with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended March 31,
	2024	2023
Net sales	$1,679.8	$1,780.3
Cost of sales	1,109.3	1,155.5
Gross profit	570.5	624.8
Selling, general and administrative expenses	424.2	393.6
Operating income	146.3	231.2
Interest expense, net	(64.3)	(73.7)
Loss on extinguishment of debt	(2.5)	(2.3)
Other income, net	1.1	0.6
Income before income taxes	80.6	155.8
Income tax expense	(20.2)	(34.3)
Net income	$60.4	$121.5

Earnings per share:
Basic	$0.09	$0.18
Diluted	$0.09	$0.18
Weighted average shares outstanding:
Basic	678.1	674.7
Diluted	681.4	678.1

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$234.9	$262.9
Accounts receivable, net	1,129.7	1,150.2
Inventory	810.6	828.1
Other current assets	145.9	143.7
Total current assets	2,321.1	2,384.9
Property, plant and equipment, net	739.7	737.5
Other intangible assets, net	3,662.9	3,775.3
Goodwill, net	5,672.0	5,716.7
Other assets	367.7	358.3
Total assets	$12,763.4	$12,972.7
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$299.1	$259.9
Accounts payable	573.4	625.9
Employee-related liabilities	133.0	133.1
Accrued interest	40.7	50.2
Other current liabilities	395.7	411.2
Total current liabilities	1,441.9	1,480.3
Debt, net of current portion	5,023.9	5,276.7
Deferred income tax liabilities	600.6	612.8
Other liabilities	360.7	350.3
Total liabilities	7,427.1	7,720.1
Stockholders’ equity:
Common stock including paid-in capital	3,881.4	3,830.1
Accumulated earnings	1,551.9	1,491.5
Accumulated other comprehensive loss	(97.0)	(69.0)
Total stockholders’ equity	5,336.3	5,252.6
Total liabilities and stockholders' equity	$12,763.4	$12,972.7

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$60.4	$121.5
Reconciling adjustments:
Depreciation and amortization	99.6	101.1
Stock-based compensation expense	12.7	12.7
Provision for accounts receivable and inventory	24.0	12.5
Deferred income tax benefit	(17.9)	(26.4)
Amortization of deferred financing costs	3.0	3.4
Loss on extinguishment of debt	2.5	2.3
Foreign currency remeasurement loss	5.3	1.8
Changes in assets and liabilities:
Accounts receivable	2.7	(52.2)
Inventory	(11.0)	7.1
Accounts payable	(43.6)	0.6
Accrued interest	(9.5)	(10.5)
Other assets and liabilities	9.3	44.1
Other	4.1	1.5
Net cash provided by operating activities	141.6	219.5
Cash flows from investing activities:
Capital expenditures	(34.7)	(28.0)
Other	0.5	0.7
Net cash used in investing activities	(34.2)	(27.3)
Cash flows from financing activities:
Debt borrowings	41.2	—
Debt repayments	(210.3)	(269.5)
Proceeds received from exercise of stock options	45.5	2.6
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(6.6)	(8.1)
Net cash used in financing activities	(130.2)	(275.0)
Effect of currency rate changes on cash	(5.7)	4.8
Net change in cash, cash equivalents and restricted cash	(28.5)	(78.0)
Cash, cash equivalents and restricted cash, beginning of period	287.7	396.9
Cash, cash equivalents and restricted cash, end of period	$259.2	$318.9

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures
Adjusted EBITDA and Adjusted EBITDA Margin

(dollars in millions)	Three months ended March 31,
	2024		2023
	$	%	$	%
Net income	$60.4	3.6%	$121.5	6.8%
Amortization	75.3	4.5%	78.4	4.3%
Loss on extinguishment of debt	2.5	0.1%	2.3	0.1%
Net foreign currency gain from financing activities	(0.8)	—%	(0.2)	—%
Other stock-based compensation expense	0.3	—%	0.1	—%
Integration-related expenses[1]	—	—%	8.7	0.5%
Restructuring and severance charges[2]	23.2	1.4%	4.7	0.3%
Transformation expenses[3]	13.3	0.8%	—	—%
Income tax benefit applicable to pretax adjustments	(23.6)	(1.4)%	(20.1)	(1.0)%
Adjusted net income	150.6	9.0%	195.4	11.0%
Interest expense, net	64.3	3.8%	73.7	4.1%
Depreciation	24.3	1.4%	22.7	1.3%
Income tax provision applicable to Adjusted Net income	43.8	2.6%	54.4	3.0%
Adjusted EBITDA	$283.0	16.8%	$346.2	19.4%
━━━━━━━━━
1.Represents direct costs incurred with third parties and the accrual of a long-term retention incentive to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
2.Reflects the incremental expenses incurred in the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption are specific to employee severance, site-related exit costs, and contract termination costs. The expenses recognized in 2024 represent costs incurred to achieve the Company’s publicly-announced cost transformation initiative.
3.Represents incremental expenses directly associated with the Company’s publicly-announced cost transformation initiative, primarily related to the cost of external advisors.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Adjusted Operating Income and Adjusted Operating Income Margin

(dollars in millions)	Three months ended March 31,
	2024		2023
	$	%	$	%
Net income	$60.4	3.6%	$121.5	6.8%
Interest expense, net	64.3	3.8%	73.7	4.1%
Income tax expense	20.2	1.2%	34.3	2.0%
Loss on extinguishment of debt	2.5	0.1%	2.3	0.1%
Other income, net	(1.1)	—%	(0.6)	—%
Operating income	146.3	8.7%	231.2	13.0%
Amortization	75.3	4.5%	78.4	4.3%
Other stock-based compensation expense	0.3	—%	0.1	—%
Integration-related expenses[1]	—	—%	8.7	0.5%
Restructuring and severance charges[2]	23.2	1.4%	4.7	0.3%
Transformation expenses[3]	13.3	0.8%	—	—%
Adjusted Operating Income	$258.4	15.4%	$323.1	18.1%
━━━━━━━━━
1.Represents direct costs incurred with third parties and the accrual of a long-term retention incentive to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
2.Reflects the incremental expenses incurred in the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption are specific to employee severance, site-related exit costs, and contract termination costs. The expenses recognized in 2024 represent costs incurred to achieve the Company’s publicly-announced cost transformation initiative.
3.Represents incremental expenses directly associated with the Company’s publicly-announced cost transformation initiative, primarily related to the cost of external advisors.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended March 31,
	2024	2023
Diluted Earnings per share (GAAP)	$0.09	$0.18
Dilutive impact of convertible instruments	—	—
Fully diluted Earnings per share (non-GAAP)	0.09	0.18
Amortization	0.11	0.12
Loss on extinguishment of debt	—	—
Net foreign currency gain from financing activities	—	—
Other stock-based compensation expense	—	—
Integration-related expenses	—	0.01
Restructuring and severance charges	0.03	0.01
Transformation expenses	0.02	—
Income tax benefit applicable to pretax adjustments	(0.03)	(0.03)
Adjusted EPS (non-GAAP)	$0.22	$0.29

Weighted average shares outstanding:
Diluted (GAAP)	681.4	678.1
Incremental shares excluded for GAAP	—	—
Share count for Adjusted EPS (non-GAAP)	681.4	678.1
Free cash flow

(in millions)	Three months ended March 31,
	2024	2023
Net cash provided by operating activities	$141.6	$219.5
Capital expenditures	(34.7)	(28.0)
Free cash flow (non-GAAP)	$106.9	$191.5
Adjusted net leverage

(dollars in millions)	March 31, 2024
Total debt, gross	$5,360.9
Less cash and cash equivalents	(234.9)
	$5,126.0

Trailing twelve months Adjusted EBITDA	$1,245.9
Trailing twelve months ongoing stock-based compensation expense	40.0
	$1,285.9

Adjusted net leverage (non-GAAP)	4.0	x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales by segment

(in millions)	March 31,		Reconciliation of net sales growth (decline) to organic net sales growth (decline)
			Net sales growth (decline)	Foreign currency impact	Organic net sales growth (decline)
	2024	2023
Three months ended:
Laboratory Solutions	$1,157.1	$1,203.0	$(45.9)	$9.0	$(54.9)
Bioscience Production	522.7	577.3	(54.6)	3.0	(57.6)
Total	$1,679.8	$1,780.3	$(100.5)	$12.0	$(112.5)
Adjusted Operating Income by segment

(in millions)	Three months ended March 31,
	2024	2023
Laboratory Solutions	$148.2	$172.2
Bioscience Production	126.9	167.5
Corporate	(16.7)	(16.6)
Total	$258.4	$323.1

Investor Relations Contact
Christina Jones
Vice President, Investor Relations
Avantor
+1 805-617-5297
Christina.Jones@avantorsciences.com
Media Contact
Emily Collins
Vice President, External Communications
Avantor
+1 332-239-3910
Emily.collins@avantorsciences.com
Source: Avantor and Financial News